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                                EXHIBIT 11.

               Statement re: Computation of Earnings per Share




                            Three Months Ended March 31,
                            ----------------------------
                                  1999          1998
                            ----------------------------
 Numerator:
     Net Income              $   447,870    $  385,791
 Denominator:
   Denominator for basic
     earnings per share --
      weighted average
      common shares
      outstanding                591,292       412,827

   Effect of dilutive
     securities:
     Employee stock
       option plan                    26          -
                              -----------   -----------
   Denominator for diluted
     earnings per share --
     weighted average
     common shares
     outstanding and
     assumed conversions         591,318       412,827
                              ===========    ==========

 Basic earnings per share      $   0.76       $   0.93
                              ==========     ==========

 Diluted earnings per share   $    0.76       $   0.93
                              ==========     ==========


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